Exhibit 24

PPL CORPORATION

2001 ANNUAL REPORT

TO THE SECURITIES AND EXCHANGE COMMISSION

ON FORM 10-K

POWER OF ATTORNEY

The undersigned directors of PPL Corporation, a Pennsylvania corporation, that is to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Exchange Act of 1934, as amended, its 2001 Annual Report on Form 10-K, do hereby appoint each of William F. Hecht, John R. Biggar and Robert J. Grey their true and lawful attorney, with power to act without the other and with full power of substitution and resubstitution, to execute for them and in their names said Form 10-K Report and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter said Form 10-K Report, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments in connection therewith. The undersigned hereby grant to each said attorney full power and authority to do and perform in the name of and on behalf of the undersigned, and in any and all capacities, any act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might do, hereby ratifying and approving the acts of each of the said attorneys.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals this 22nd day of February, 2002.

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Frederick M. Bernthal	William F. Hecht
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John R. Biggar	Stuart Heydt
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John W. Conway	W. Keith Smith
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E. Allen Deaver	Susan M. Stalnecker
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William J. Flood